Exhibit 5.1

October 30, 2009

Javelin Pharmaceuticals, Inc.
125 CambridgePark Drive
Cambridge, MA 02140

Re:	Registration Statement No. 333-140481 and the
Issuance of 3,186,700 shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of an aggregate of 3,186,700 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares are being sold by the Company pursuant to a Placement Agency Agreement, dated October 30, 2009 (the “Placement Agency Agreement”), by and between the Company and Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), as well as pursuant to an effective shelf registration statement on Form S-3 (File No. 333-140481) (the “Registration Statement”), that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on February 12, 2007, the statutory prospectus included therein (the “Base Prospectus”), and the prospectus supplement thereto dated October 30, 2009 (the “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”), each filed with the Commission. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents necessary or appropriate for purposes of rendering this opinion letter, including the Registration Statement, the Prospectus, the Company’s Certificate of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, the Placement Agency Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K dated October 30, 2009), the form of Subscription Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K dated October 30, 2009), resolutions of the Board of Directors of the Company duly adopted on October 29, 2009, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents

Javelin Pharmaceuticals, Inc. October 30, 2009 Page 2

examined by us, whether or not they are originals, and the conformity of all copies or facsimile transmission to the originals of the same, whether or not they are certified to be true copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been authorized by all necessary corporate action of the Company and, when issued and delivered pursuant to the terms of the Placement Agency Agreement and the Subscription Agreement against the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York and we do not express any opinion concerning any law other than the Delaware General Corporation Law, the substantive law of the State of New York and the substantive federal laws of the United States.

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document nor is it to be filed with or furnished to any government agency or any other person, without our prior written consent.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated October 30, 2009 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Pryor Cashman LLP